EXHIBIT 99.1

JOINT FILING AGREEMENT
PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

DATE: October 21, 2024

HMI Capital Partners, L.P.		Marco W. Hellman

By:	/s/ Lusine Moshkounian	By:	/s/ Lusine Moshkounian
	Lusine Moshkounian		Lusine Moshkounian
	Attorney-in-Fact		Attorney-in-Fact

HMI Capital Management, L.P.		Justin C. Nyweide

By:	/s/ Lusine Moshkounian	By:	/s/ Lusine Moshkounian
	Lusine Moshkounian		Lusine Moshkounian
	Attorney-in-Fact		Attorney-in-Fact

HMI Capital Fund GP, LLC		Radhakrishnan Raman Mahendran

By:	/s/ Lusine Moshkounian	By:	/s/ Lusine Moshkounian
	Lusine Moshkounian		Lusine Moshkounian
	Attorney-in-Fact		Attorney-in-Fact

Members GP, LLC		Avery J. Schwartz

By:	/s/ Lusine Moshkounian	By:	/s/ Lusine Moshkounian
	Lusine Moshkounian		Lusine Moshkounian
	Attorney-in-Fact		Attorney-in-Fact